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Code of Ethics

ACADIAN ASSET MANAGEMENT LLC

CODE OF ETHICS

Updated as of February 2015

Table of Contents

Summary of Material Code Changes

5

Introduction

6

General Principles

7

Scope of the Code

8

Persons Covered by the Code

8

Reportable Investment Accounts

8

Securities Covered by the Code

9

Blackout Periods and Restrictions

10

Short-Term Trading

10

Old Mutual and Affiliate Stock

11

Securities Transactions requiring Pre-clearance

11

Initial Public Offerings

12

Limited of Private Offerings

12

Exceptions specific to Certain Accounts and Transaction Types

12

Standards of Business Conduct

13

Compliance with Laws and Regulations

13

Conflicts of Interest

14

Conflicts among Client Interests

14

Competing with Client Trades

14

Disclosure of Personal Interest

14

  Referrals/Brokerage                 14

Vendors and Suppliers

14

Market Manipulation

14

Insider Trading

15

Material Non-public Information

15

Penalties

16

Gifts and Entertainment

16

General Statement                16  Gifts                     16

Receipt

17

  Offer                  17

ERISA,Taft Hartley and Public Plan Clients and Prospects

17

Cash

17

Entertainment

17

ERISA, Taft Hartley and Public Plan Clients and Prospects

17

Updated as of February 2015

Expense Reports for Gifts and Entertainment

17

Conferences

17

Quarterly Reporting

18

Political Contributions and Compliance with the Pay-to-Play Rule

Requirements

18

Anti-bribery and Corruption Policy

19

Foreign Corrupt Practices Act

19

Charitable Contributions

20

Confidentiality

20

Service on a Board of Directors

21

Partnerships

21

Other Outside Activities

21

Marketing and Promotional Activities

21

Affiliated Broker-Dealers

22

Compliance Procedures

22

Reporting of Access Person Investment Accounts

22

Duplicate Statements

22

Personal Securities Transactions Pre-clearance

23

Pre-Approval of Political Contributions

23

Quarterly Reporting of Transactions

23

Quarterly Reporting of Gifts and Entertainment

23

Quarterly Reporting of Private Investments

24

Quarterly Reporting of Political Contributions

24

Annual Reporting

24

New Hire Reporting

24

Review and Enforcement

25

Certification of Compliance

25

Initial Certification

25

Acknowledgement of Amendments

25

Annual Certification

25

Access Person Disclosure and Reporting

26

Responsibility to Know Rules

27

Recordkeeping

27

Form ADV Disclosure

28

Administration and Enforcement of the Code

28

Excessive or Inappropriate Trading

28

Updated as of February 2015

Training and Education

28

  New Hires                  28

Annual

28

Executive and Compliance and Risk Committee Approvals

29

Report to Fund CCOs and Boards

29

Report to Senior Management

29

Reporting Violations and Whistleblowing Protections

29

Fraud Policy

29

Regulation FD

31

Sanctions

32

Further Information about the Code and Supplements

32

Persons Responsible for Enforcement and Training

32

Questions and Answers

33

Appendices (in pdf only)

A. CFA Institute Asset Manager Code of Professional Conduct

B. Schwab Compliance Technologies Training Guide

Updated as of February 2015

Summary of Material Code Changes

The following  is a summary of material changes made to the previous Code that had been in effect since January 2014.

1.

Implementation of the Schwab Compliance Technologies system as of January 1, 2015 to automate our Code of Ethics reporting and recordkeeping processes and elimination of all manual reporting processes. (Appendix B)

2.

Adoption of the CFA Institute Asset Manager Code of Professional Conduct. (see Introduction and Appendix A)

3.

 Revised policy on employee trading of Old Mutual affiliate public stock. (see Part 2, Section E)

4.

Revised Insider Trading policy. (See Part 3, Section D)

5.

Revised Entertainment policy to no longer require supervisor pre-approval if the anticipated value of entertainment is greater than $250. (See Part 3, Section E, 4)

6.

Revised Gifts and Entertainment quarterly reporting policy to no longer require the separate reporting of gifts and entertainment provided.  (See Part 3, Section E, 7)

7.

Revised Anti-Bribery and Corruption Policy. (See Part 3, Section F)

8.

Revised Fraud Policy. (See Part 8, Section G)

9.

New Regulation FD Policy. (See Part 8, Section H)

Updated as of February 2015

Introduction

Acadian Asset Management LLC (“Acadian”) is primarily a quantitative based equity investment manager following over 35,000 securities on a daily basis.  With limited exceptions1, daily buy and sell lists are generated automatically via an optimizer, and are not the result of individual stock selection or buy and sell decisions of any employee.  There is no “recommended” list maintained.  As a result, on any given day it is possible that our trade optimizer could recommend that any security in the universe of over 35,000 be traded on behalf of a client.

With limited exceptions,   Acadian engages in “program” trading  through the program trading desks of global securities brokers.  No brokers or dealers affiliated with Acadian  are utilized for trading.

Acadian’s Code of Ethics (the “Code”) attempts to recognize this approach to investment management by striking a balance in an effort to ensure that a client is not materially impacted by the actions of Acadian or an Acadian “Access Person” while continuing to permit such Access Persons to engage in personal trading and activities that the firm deems permissible. Compliance with the Code is a condition of employment.

Acadian has adopted this Code pursuant to Rule 204A-1 under the Investment Advisers Act of 1940 (the “Advisers Act”) and rule amendments under Section 204 of the Advisers Act. The Code sets forth standards of conduct expected of Acadian’s employees, and certain consultants, and contractors and addresses conflicts that may arise from personal trading.  Acadian has also adopted the CFA Institute Asset Manager Code of Professional Conduct attached as Appendix A.

The policies and procedures outlined in the Code are intended to promote compliance with fiduciary standards by Acadian and our Access Persons. As a fiduciary, Acadian has the responsibility to render professional, continuous and unbiased investment advice, owes our clients a duty of honesty, good faith and fair dealing, must act at all times in the best interests of our clients, and must avoid or disclose conflicts of interests.

This Code is designed to:

•

Protect Acadian’s clients by deterring misconduct;

•

Guard against violations of the securities laws;

•

Educate Access Persons regarding Acadian’s expectations and the laws governing their conduct;

•

Remind Access Persons that they are in a position of trust and must act with complete propriety at all times;

•

Protect the reputation of Acadian; and

•

Establish policies and procedures for Access Persons to follow so that Acadian may determine whether Access Persons are complying with our ethical principles and regulatory requirements.

This Code is based upon the principle that the members of our Board of Managers,  officers, and other Access Persons owe a fiduciary duty to, among others, our clients to conduct their affairs, including their personal securities transactions, in such a manner as to avoid (i) materially serving their own personal interests ahead of clients; (ii) materially taking inappropriate advantage of their position with Acadian; and (iii) any actual or potential conflicts of interest or any abuse of their position of trust and responsibility. This fiduciary duty includes the duty of Acadian’s  Chief Compliance Officer to report violations of the Code to Acadian’s Executive

Updated as of February 2015

Committee, and if deemed necessary, to our full Board of Managers, and the Board of Directors of any U.S. registered investment company for which Acadian acts as adviser or sub-adviser.

Schwab Compliance Technologies

Effective January 1, 2015, all approval requests, acknowledgements, attestations and reporting required under the Code will be submitted to the Compliance Group through Schwab Compliance Technologies (“SCT”)(formerly called Compliance 11).  This automated system replaces the manual processes required in prior Codes.   An SCT user guide is attached for reference as Appendix B.

Part 1. General Principles

Our principles and philosophy regarding ethics stress Acadian’s overarching fiduciary duty to our clients and the obligation of our Access Persons to uphold that fundamental duty. In recognition of the trust and confidence placed in Acadian by our clients and to give effect to the belief that Acadian’s operations should be directed to benefit our clients, Acadian has adopted the following general principles to guide the actions of our Access Persons:

1.

The interests of clients are paramount. All Access Persons must conduct themselves and their operations to give maximum effect to this belief by placing the interests of clients before their own.

2.

All personal transactions in securities by Access Persons must be accomplished so as not to conflict materially with the interests of any client.

3.

All Access Persons must avoid actions or activities that allow (or appear to allow) a person to profit or benefit from his or her position with respect to a client, or that otherwise bring into question the person’s independence or judgment.

4.

Personal, financial, and other potentially sensitive information concerning the firm, our clients, our prospects, and other Access Persons will be kept strictly confidential. Access Persons will only access this information if it is required to complete their jobs and will only disclose such information to others if it is required to complete their jobs and to deliver the services for which the client has contracted.

5.

All Access Persons will conduct themselves honestly, with integrity and in a professional manner to preserve and protect Acadian’s reputation.

6.

All Access Persons will comply with all laws and regulations applicable to our business activities.

The Securities and Exchange Commission (the “SEC”) and federal law require that the Code not only be adopted but that it also is enforced with reasonable diligence. The Compliance Group will keep records of any violation of the Code and of the actions taken as a result of such violations. Failure to comply with the Code may result in disciplinary action, including monetary penalties and the potential for the termination of employment.  In addition, non-compliance with the Code can have severe ramifications, including enforcement actions by regulatory authorities, criminal fines, civil injunctions and penalties, disgorgement of profits, and sanctions on your ability to remain employed in any capacity in the investment advisory business.

Updated as of February 2015

Part 2. Scope of the Code

A.

Persons Covered by the Code

Whether an individual is considered an “Access Person” or “Supervised Person” under the Code and thus subject to Code compliance is dependent upon various factors including:  job responsibilities the individual has on behalf of the firm, type of access they have to certain internal portfolio construction, research, and trading databases, and whether they primarily work on-site.  Ultimate determination as to whether any individual or action is subject to or exempt from the Code, or if a Code exception should be granted, is left to the Chief Compliance Officer.

An “Access Person(s)” may include employees, consultants, and contractors, whose job responsibilities require him or her to spend a significant amount of time working on-site or that give him or her access to Acadian’s research and/or trading databases.   Any individual that does not have access to Acadian’s research and trading databases would typically not be considered an Access Person for purposes of the Code but would instead be considered a “Supervised Person”.

Certain immediate family members2, or other persons subject to the financial support of an Access Person, are subject to certain requirements imposed on an “Access Person” under the Code.  For these individuals, an Access Person must report their covered investment accounts, pre-clear their personal securities transactions in covered securities, ensure their personal securities transactions comply with blackout and sixty-day trading restrictions, and provide duplicate copies of their account statements upon request.

Each Access Person should inform a Compliance Officer when their immediate family members change.  Each Access Person is also required to ensure that any immediate family member as defined herein, or person subject to the Access Person’s financial support, is complying with applicable Code requirement.  Access Persons should educate these individuals on their requirements.  Oversight is a must.  Non-compliance with the Code by any of these individuals will have the same ramifications on the Access Person as if it were the employee who did not comply.

Members of Acadian’s Board of Managers employed by Old Mutual, along with any other non-resident officer, director, manager or employee of Acadian, who is subject to another Code of Ethics that complies with Rule 204A-1 under the Advisers Act and whose Code has been reviewed and approved by Acadian’s Chief Compliance Officer, or who does not have access to Acadian’s internal research and trading information, shall be exempt from the Access Person requirements imposed by this Code.

B.

Reportable Investment Accounts

Each Access Person must report any accounts in which he or she has a direct or indirect beneficial interest and in which a security is eligible for purchase or sale.  Examples of reportable accounts typically include:

•

individual and joint accounts including accounts established through your employment with Acadian such as a 401K and/or deferred compensation account

•

accounts in the name of an immediate family member as defined in the Code

•

accounts in the name of any individual subject to your financial support

•

trust accounts

Updated as of February 2015

•

estate accounts

•

accounts where you have power of attorney or trading authority

•

other types of accounts in which you have a present or future interest in the income, principal or right to obtain title to securities.

Exception: 529 plans that are not managed or offered by an affiliate are not considered a reportable account under the Code.  Further, any transactions within such plans do not require pre-clearance or reporting on a holdings report.

C.

Securities Covered by the Code

For purposes of the Code and our reporting requirements, the term “covered security” will include the following:

•

any stock or corporate bond;

•

municipal, Government Sponsored Entities (GSE) and agency bonds;

•

investment or futures contracts with the exception of currency;

•

commodity futures;

•

options or warrants to purchase or sell securities;

•

limited partnerships meeting the SEC’s definition of a “security” (including limited liability and other companies that are treated as partnerships for U.S. federal income tax purposes);

•

ETFs and Depositary Receipts (e.g.,  ADRs, EDRs and GDRs);

•

UITs, foreign (offshore) mutual funds, and closed-end investment companies;

•

shares of open-end mutual funds that are advised or sub-advised by Acadian3,

•

shares of open-end mutual funds advised or sub-advised by Acadian affiliates, including all companies under the Old Mutual umbrella4; and

•

private investment funds (including Acadian managed commingled funds), hedge funds, and investment clubs.

Additional types of securities may be added at the discretion of the Compliance Group as new types of securities are offered and traded in the market and/or Acadian’s business changes.

However, the following are excluded:

•

direct obligations of the U.S. government;

•

bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt obligations, including repurchase agreements;

•

shares issued by money market funds (domiciled inside or outside the United States); and

•

shares of open-end mutual funds that are not advised or sub-advised by Acadian or one of Acadian’s affiliates, including all companies under the Old Mutual ownership umbrellas.

•

529 plans that are not managed or offered by an affiliate.

Updated as of February 2015

D.

Blackout Periods and Restrictions.

Acadian’s quantitative investment process has the potential of recommending for purchase or sale on any given day among all of our client portfolios any of the over 35,000 securities covered in our potential investment universe.   As a result, adoption of a hard blackout period of any length of time would severely restrict the ability of any Access Person to engage in personal trading. Acadian has determined that we will permit our Access Persons to continue to engage in personal trading in individual securities provided the Access Person’s trade does not have a material negative impact on the execution price received by the client and the firm is not trading in that (or a related) security that day.5  Access Persons will be permitted to trade subject to the following conditions:

(1)

No personal trades will be permitted in any individual security on the same day that Acadian trades that security or a similar line of the same security on behalf of any client.

For purposes of clarity, this applies to any individual stock, bond, ETF, Depositary Receipt, and to any individual security underlying any Depositary Receipt or a different class of the security being traded.  For example, the purchase of an ADR would not be permitted if we were trading in the underlying security and vice versa.  On a case-by-case basis, an exemption to this restriction may be granted by a compliance officer if it is determined no harm will occur to our clients.

(2)

Short-Term Trading Restriction.

Access Persons are reminded that they are specifically prohibited from engaging in any form of market timing or short-term trading in mutual funds advised or sub-advised by Acadian or in any other covered security.

Acadian has adopted a sixty (60) day hold requirement in an effort to avoid conflicts of interests and to ensure that the interests of our clients are placed first.  This requirement is intended to deter front running, market manipulation and the potential misuse of Acadian internal resources.

Acadian’s Compliance Group may allow exceptions to this short-term trading restriction on a case-by-case basis when the abusive practices that the policy is designed to prevent, such as front running or conflicts of interest, are not present and the equity of the situation strongly supports an exemption.

Unless an exception is granted by the Compliance Group, no Access Person may execute opposing trades (buy/sell, sell/buy) in a covered security within sixty (60) calendar days.  Trades made in violation of this prohibition are subject to being unwound.  Otherwise, any profit realized on such short-term trades shall be subject to disgorgement to a charity or to a client if appropriate at the discretion of the Compliance Group.

An Access Person wishing to execute a short-term trade must request an exception when entering  the Pre-Clearance request.

Updated as of February 2015

E.

Old Mutual Stock or other Affiliate Stock

For Clients:

Acadian is restricted from purchasing or recommending the purchase or sale of Old Mutual stock or any Old Mutual affiliate stock (“OMAM securities”) on behalf of our clients.

For Access Persons:

Acadian Access Persons, Supervised Persons, or their immediate family members may invest in OMAM securities.   To reduce the risk that such investment might be found to have resulted from insider trading or another violation of securities laws, Old Mutual has established a policy setting forth when trading in OMAM securities is not permitted or appropriate. This Policy applies to all Acadian Access Persons, Supervised Persons, or their immediate family members.

Mandatory Requirements/Prohibitions of Old Mutual’s policy:

•

Prohibits trading in any OMAM securities when in possession of material, nonpublic information (“MNPI”)

•

Prohibits communicating MNPI to any third‐party unless for legitimate purposes.

•

Prohibits engaging in any transaction involving any OMAM securities during a blackout period.  Blackout periods will be communicated to Acadian compliance.

•

Prohibits engaging in short sales of OMAM securities or trading in naked options.

•

Requires obtaining pre‐clearance from OM(US)H Compliance prior to trading in any OMAM security.

Please send your pre-clearance request to Acadian compliance and we will facilitate on your behalf with OM(US)H Compliance.

Old Mutual is responsible for providing Acadian with an updated list of publicly traded affiliated companies.  Any updates will be available through the Compliance Group.

F.

Securities Transactions requiring Pre-clearance

With limited exceptions noted in section G below, discretionary transactions executed by an Access Person in the following covered securities must be “pre-cleared” with the Compliance Group in accordance with the procedures outlined herein prior to execution:

•

any stock or corporate bond;

•

investment or futures contracts with the exception of currency;

•

options or warrants to purchase or sell securities;

•

limited partnerships meeting the SEC’s definition of a “security” (including limited liability and other companies that are treated as partnerships for U.S. federal income tax purposes);

•

 ETFs and Depositary Receipts (e.g. ADRs, EDRs and GDRs);

•

UITs, foreign mutual funds, and closed-end investment companies;

•

shares of open-end mutual funds that are advised or sub-advised by Acadian (unless in the Acadian 401K or deferred compensation plan),

•

private investment funds (including Acadian managed commingled funds), hedge funds, and investment clubs.

Updated as of February 2015

Additional types of securities may be added to the pre-clearance requirements at the discretion of the Compliance Group as new types of securities are offered and traded in the market and/or Acadian’s business changes.

Initial Public Offerings   Acadian as a firm typically does not participate in initial public offerings (IPO).  Access Persons must pre-clear for their personal accounts purchases of any securities in an IPO.  Acadian will maintain a written record of any decision, and the reasons supporting the decision, to approve the personal acquisition of an IPO for at least five years after the end of the fiscal year in which the approval was granted. Before granting such approval, Acadian will evaluate such investment to determine that the investment creates no material conflict between the Access Person and Acadian.  Acadian may consider approving the transaction if it can determine that: (i) the investment did not result from directing the Firm’s brokerage business to the underwriter of the issuer of the security, (ii) the Access Person is not misappropriating an opportunity that should have been offered to eligible clients, and (iii) the Access Person’s investment decisions for clients will not be unduly influenced by his or her personal holdings, and investment decisions are based solely on the best interests of clients.

Limited or Private Offerings   Access Persons must pre-clear for their personal accounts purchases or sales of any securities in limited or private offerings (commonly referred to as private placements).  Acadian will maintain a record of any decision, and the reasons supporting the decision to approve the personal acquisition of a private placement for at least five years after the end of the fiscal year in which the approval was granted. Before granting such approval, Acadian will evaluate such investment to determine that the investment creates no material conflict between the Access Person and Acadian.  Acadian may consider approving the transaction if it can determine that: (i) the investment did not result from directing the Firm’s brokerage business to the underwriter of the issuer of the security, (ii) the Access Person is not misappropriating an opportunity that should have been offered to eligible clients, and (iii) the Access Person’s investment decisions for clients will not be unduly influenced by his or her personal holdings, and investment decisions are based solely on the best interests of clients.  Access Persons are permitted to invest in private offerings offered and/or managed by Acadian provided they meet the investment qualifications of the particular investment.

Investment accounts established through your employment with Acadian, including your 401K account and any deferred compensation account, are reportable accounts but are exempt from the requirements to pre-clear trades.   Notwithstanding, if any of the holdings in these accounts are in “affiliated” funds you must report any holdings on your year-end holdings report.  For example, this would include the required reporting of any affiliate-managed fund in the deferred compensation plan as well as in the 401K plan.

G.

Exceptions specific to certain account and transaction types:

1.

Transactions occurring within investment accounts in which the Access Person had no direct or indirect influence or control over the transactions do not require preclearance, are not subject to blackout or holding period restrictions, and do not require reporting on holding reports provided the following conditions are met:

•

The account is disclosed to a compliance officer before trading commences and the compliance officer is provided with necessary documentation to confirm that the Access Person will not have direct or indirect influence over transactions in the account; and

•

The Access Person and/or the investment manager for the account provides written confirmation periodically at the request of a compliance officer that the Access Person did not have any direct or indirect influence on any of the transactions executed in the account.

Updated as of February 2015

Examples of such accounts include accounts where the Access Person has granted to a broker, dealer, trust officer or other third party non-Access Person full discretion to execute transactions on behalf of the Access Person without consultation or Access Person input or direction (an example would be Managed Accounts and the party directing the transaction has utilized such discretion).

2.

Transactions occurring within a reported investment account that are part of an automatic dividend reinvestment plan or a pre-established dollar cost averaging type contribution plan do not require preclearance, are not subject to blackout or holding period restrictions, and do not require reporting on holding reports.

3.

The following transactions in covered securities within a reported investment account are exempt from the Code’s pre-clearance, blackout and short-term trading requirements but must be disclosed on year-end holding reports:

a.

purchases or sales that are involuntary on the part of the Access Person

b.

purchases or sales within Acadian’s 401k or deferred compensation plans

c.

purchases or sales effected upon the exercise of  rights issued by an issuer pro rata to all holders of a class of our securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired

d.

purchases or sales of currencies and interest rate instruments or futures or options on them

e.

purchases or sales of municipal, Government Sponsored Entities (GSE) and agency bond

f.

purchases or sales of commodity futures

Part 3. Standards of Business Conduct

The Code sets forth standards of business conduct that we require of our Access Persons. Access Persons should maintain the highest ethical standards in carrying out Acadian’s business activities. Acadian’s reputation is one of our most important assets. Maintaining the trust and confidence of clients is a vital responsibility. This section sets forth Acadian’s business conduct standards.

A.

Compliance with Laws and Regulations

Each Access Person must comply with all laws and regulations applicable to our business, including all securities laws, and all firm policies and procedures including, but not limited to, those found in the  Code, of Ethics, Compliance Manual, and Human Resources Manual.  Access Persons are not permitted to:

a.

engage in any act, practice, or course of conduct that operates or would operate as a fraud, deceit, or manipulative practice upon any person;

b.

make false or misleading statements, spread rumors, or fail to disclose material facts;

c.

engage in any manipulative practice with respect to securities, including price or market manipulation; or

Updated as of February 2015

d.

utilize or transmit to others “inside” information as more fully described herein.

B.

Conflicts of Interest

 As a fiduciary, Acadian has an affirmative duty of care, loyalty, honesty and good faith to act in the best interests of our clients. Compliance with this duty can be achieved by trying to avoid conflicts of interest, including those between personal and Acadian related activities, and by fully disclosing all material facts concerning any conflict that does arise with respect to any client.   Client specific conflicts are reviewed and addressed directly with the individual client.  We conduct an ongoing review for actual and potential conflicts that may be systemic to Acadian and our processes.  We disclose these conflicts as part of our Compliance Manual, which is typically updated annually, as well as in Form ADV, Part 2A, which is updated and delivered annually to each client.  Examples of certain conflicts related to the Code include:

1.

Conflicts among Client Interests.  Conflicts of interest may arise where Acadian or our Access Persons have reason to favor the interests of one client over another client (e.g., larger accounts over smaller accounts, accounts compensated by performance fees over accounts not so compensated, accounts in which Access Persons have made material personal investments, or accounts of close friends or relatives of Access Persons, etc.). Access Persons are prohibited from engaging in inappropriate favoritism of one client over another client.

2.

Competing with Client Trades.  As referenced in the section on Personal Transactions, an Access Person is prohibited from engaging in any securities transactions on the day Acadian trades in the security on behalf of a client and any other transaction that would result in a material negative impact to a client.

3.

Disclosure of Personal Interest.  Access Persons are prohibited from recommending, implementing or considering any securities transaction for a client without having first disclosed to the Compliance Group any material beneficial ownership, business or personal relationship, or other material interest in the issuer.   A member of the Compliance Group will analyze the conflict and determine the appropriate course of action including potential recusal of the Access Person from the decision of the placement of the security at issue on a no-buy list.

4.

Referrals/Brokerage.  Access Persons are required to act in the best interests of our clients regarding execution and other costs paid by clients for brokerage services. As part of this principle, Access Persons will strictly adhere to Acadian’s policies and procedures regarding brokerage allocation, best execution, soft dollars and other related policies.  Access Persons should refrain from undertaking personal investment transactions with the same individual employee at a broker-dealer firm with whom Acadian conducts business for our clients.

5.

Vendors and Suppliers.  Each Access Person is required to disclose any personal investments or other interests in vendors or suppliers with respect to which that person negotiates or makes decisions on behalf of Acadian. Access Persons with such interests are prohibited from negotiating or making decisions regarding Acadian’s business with those companies.

C.

Market Manipulation

Access Persons are prohibited from making any statements or taking any action intended to manipulate the price of a security or the market for a security.  Manipulative conduct includes the creation or spreading of false rumors or other information intended to influence the price of

Updated as of February 2015

a security.  Access Persons are advised to ensure any statement that they may make in a public forum is true, accurate, and not misleading.  This includes any statements that you may make independent of your employment with Acadian or beyond your authority as an Acadian employee, including via any personal blogs, websites or chat rooms.  (Please note that Acadian policies prohibit all employees from conducting Acadian related investment business via personal email or through social media (Facebook, LinkedIn, etc.) sites).

D.

Insider Trading

As a general rule, it is against the law to buy or sell any securities while in possession of material, non-public information relevant to that security (sometimes called “inside information”), or to communicate such information to others who trade on the basis of such information (commonly known as “tipping”). Information is “material” as to a security if a reasonable investor would consider the information significant in deciding whether to buy, hold or sell the security, i.e., any information that might affect the price of the security. Material information can be positive or negative and can relate to virtually any aspect of the Company’s business.

Access Persons are prohibited from trading, either personally or on behalf of others, while in possession of material non-public information and from communicating material non-public information to others in violation of the law.  This specifically includes personally trading or informing others of the securities held in a client portfolio or transactions contemplated on behalf of any client.

Insider Trading - Material Non-Public Information.

The term “material non-public information” relates not only to issuers but may also include Acadian’s AUM, internal information, securities recommendations and client securities holdings and transactions.  Information is “material” when there is a substantial likelihood that a reasonable investor would consider it important in making his or her investment decisions. Generally, this is information the  disclosure of which will have a substantial effect on the price of a company’s securities. Examples of events or developments that should be presumed to be “material” with respect to Acadian’s activities and not to be discussed outside Acadian would be:

•

knowledge of a trend in revenues, earnings, or assets under management not yet fully disclosed to the public (Acadian AUM must not be released to the public until seven business days after each month end);

•

acquisition, material loss, or regulatory action;

•

material change in the number of clients;

•

significant legal exposure due to actual, pending or threatened litigation;

•

a purchase or sale of substantial assets;

•

changes in senior management or other major personnel changes; and

•

changes in our auditors or a notification from its auditors that we may no longer rely on the auditor’s audit report.

These examples are illustrative only; many other types of information may be considered “material,” depending on the circumstances. The materiality of particular information is subject to reassessment on a regular basis. Information is “non-public” as to a security until it has been effectively communicated to the marketplace through a press release or other appropriate news media and enough time has elapsed to permit the investment market to absorb and evaluate the information. In many cases, this process may require the passage of several trading days after any initial disclosure. If there can be any doubt whatsoever as to whether information has been effectively communicated to the marketplace, such information should be considered non-public until such time as there is no doubt. You should direct any questions about whether information is material to the Compliance Group.

Updated as of February 2015

Insider Trading - Penalties

Both the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange (“NYSE”) are very effective at detecting and pursuing insider trading cases and they have aggressively prosecuted insider traders and tippers. Any person who engages in insider trading or tipping can face a substantial jail term (up to 20 years), civil penalties of up to three times the profit gained (or loss avoided) by that person and/or his or her “tippee,” and criminal fines of up to $5,000,000. In addition, if it is found that the Company failed to take appropriate steps to prevent insider trading, the Company may be subject to significant criminal fines and civil penalties of up to $1,000,000 or, if greater, three times the profit gained (or loss avoided) as a result of the insider trading.

You may also be sued by those seeking to recover damages for insider trading violations. Regardless of whether a government inquiry occurs, Acadian views seriously any violation of our insider trading policies, and such violations constitute grounds for disciplinary sanctions, including immediate dismissal and reporting to legal and regulatory authorities.

Before executing any trade for yourself or others, including clients, an Access Person must determine whether he or she has access to material non-public information.

If you think that you might have access to material non-public information, you should take the following steps:

1. report the information and proposed trade immediately to the Chief Compliance Officer.

2. do not purchase or sell the securities on behalf of yourself or others, including clients.

3. do not communicate the information inside or outside Acadian, other than to the Chief Compliance Officer or his designee.

E.

Gifts and Entertainment

1.

General Statement

A conflict of interest occurs when the personal interests of Access Persons interfere or could potentially interfere with their responsibilities to Acadian and our clients. Access Persons may not accept inappropriate gifts, favors, entertainment, special accommodations or other things of material value that could influence their decision-making or make them feel beholden to a person or firm.  Access Persons are expressly prohibited from letting gifts, gratuities or entertainment influence their selection of any broker, dealer or vendor for Acadian business.  Similarly, Access Persons may not offer gifts, favors, entertainment or other things of value that could be viewed as overly generous or aimed at influencing decision-making or making a client feel beholden to Acadian or the Access Person.

2.

Gifts

a.

Receipt - No Access Person may receive gifts totaling more than de minimis value ($100 per calendar year) from any person or entity that does business with or on behalf of Acadian.    For example, regardless of the number of employees at XYZ broker who provide a gift, the aggregate value of the gifts that can be accepted by an employee from all individuals associated with XYZ broker is $100.

  Access Persons are expressly prohibited from soliciting any gift.

Updated as of February 2015

b.

Offer – No Access Person may give or offer any gift of more than de minimis value ($100 per year) to existing clients or prospective clients.  Access Persons may not give gifts if the intent is to retain or gain business.  In certain countries in which we may conduct business, the offer of a gift may be a cultural norm.  In such cases, it may be permissible to exceed the de minimis value provided the gift is reasonable in value and has been approved by a Senior Manager.

Gifts to ERISA, Taft-Hartley, and Public Plan Clients and Prospects

Regulations relating to the investment management of ERISA, state or municipal pension funds, and Taft-Hartley clients often severely restrict or prohibit the offer of gifts of any value to their representatives.   As a best practice, it is advisable to consult with such individuals prior to providing any type of gift of any value as many require detailed reporting be provided of such activity by Acadian as provider and by the recipient.

3.

Cash - No Access Person may give or accept cash gifts or cash equivalents to or from a client or prospective client or any other entity that conducts investment related business with or on behalf of Acadian.

4.

Entertainment - No Access Person may provide or accept extravagant or excessive entertainment to or from a client, prospective client, or any person or entity that does or seeks to do investment related business with or on behalf of Acadian. Access Persons may provide or accept an occasional business entertainment event, at a venue where business is typically discussed, such as dinner or a sporting event, of reasonable value, provided that the person or a representative of the entity providing the entertainment is present.

Access Persons are expressly prohibited from soliciting any entertainment.

Entertainment to ERISA, Taft-Hartley and Public Plan Clients and Prospects

Regulations relating to the investment management of ERISA, state or municipal pension funds, and Taft-Hartley clients often severely restrict or prohibit the offer of entertainment of any value (Including coffee, meals, drinks etc.) to their representatives. As a best practice, it is advisable to consult with such individuals prior to providing any type of entertainment of any value as many require detailed reporting be provided of such activity by Acadian as provider and by the recipient.

5.

Detailed Expense Reports Required for Gifts and Entertainment

For all gifts and entertainment purchased for or provided to a client or prospect, make certain that the expense report submitted for reimbursement clearly discloses what was provided, the names of each individual recipient, and the organization that each recipient represented.  Appropriate supporting receipts must be provided. Certain ERISA, public plan clients, and Taft-Hartley plan clients require that we provide detailed gift and entertainment reports related to their representatives.

6.

Conferences –  Employee attendance at all third-party sponsored industry conferences must be pre-approved by the employee’s supervisor.  If any part of the conference will be paid for by the host or a third party, this should be disclosed prior to attendance to the Compliance Group.  The Compliance Group will review, among other factors, the purpose of the conference, the conference agenda, and the proposed costs that will be paid or reimbursed by the third

Updated as of February 2015

party.  With the exception of the need to obtain prior supervisor approval, the above guidance does not apply to Old Mutual sponsored and hosted conferences.

It is against Acadian policy to sponsor or pay to attend any conference where our payment is a primary consideration of whether we will be awarded business from any client or prospective client who may be in attendance.

7.

Quarterly Reporting – Acadian will require all Access Persons to report any gifts or entertainment received on a quarterly basis.    Gifts and entertainment provided will be monitored through the periodic review of expense reports.

F.

Political Contributions and Compliance with the Pay-to-Play Rule Requirements

Acadian as a firm is prohibited from making political contributions.   Political contributions requested by a client or prospect will be prohibited as these may be deemed as an attempt to retain or win business.

On June 30, 2010, the SEC voted unanimously to adopt Rule 206(4)-5 (the “Rule”) under the Advisers Act. The Rule seeks to curtail “pay to play” practices by investment advisers that provide advisory services to a state or local government entity or to an investment pool in which a state or local governmental entity invests.  The Rule became effective on September 13, 2010, and compliance was  generally required by March 14, 2011.

There are three key elements of the Rule:

(i)

a two-year “time-out” from receiving compensation for providing advisory services to certain government entities after certain political contributions are made,

(ii)

a prohibition on soliciting contributions and payments, and

(iii)

a prohibition from paying third parties for soliciting government clients.

For purposes of the Code and the Rule, an “official” is any person (including any election committee for the person) who was, at the time of the contribution, an incumbent, candidate or successful candidate for elective office of a government entity, if the office: (i) is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity, or (ii) has authority to appoint any person who is directly or indirectly responsible for, or can influence the outcome of, the hiring of an investment adviser by a government entity.

A “government entity” includes all state and local governments, their agents, and instrumentalities, as well as all public pension plans and other collective government funds, including participant-directed plans such as 403(b), 457, and 529 plans. These entities are typically pension plans that are separate legal entities from state and local governments, but have elected officials as board members.

To ensure Acadian complies with the Rule,  all Acadian Access Persons will be required to adhere to the following procedures:

1.

Submit a written pre-approval form to the Compliance Group and receive compliance approval prior to making any political contribution to an “official” (includes incumbents, candidates, and committees as defined above) of a “government entity”, regardless of contribution amount.

Updated as of February 2015

2.

Submit quarter–end and  year-end reports of all political contributions made to any official of a government entity.

3.

A prohibition from directly or indirectly soliciting political contributions on behalf of any official of a government entity if such individual can directly or indirectly influence the investment advisory business or from soliciting payments to a political party of a state or locality where the investment adviser is providing or seeking to provide investment advisory services to a government entity.  Pursuant to this provision,  Access Persons are prohibited from:

•

indirectly making political contributions to politicians through, for example, spouses, lawyers or affiliated companies;

•

“bundling” a large number of small employee contributions to influence an election in the state or locality in which the Investment Adviser is seeking business;

•

soliciting contributions from professional service providers;

•

consenting to the use of Acadian’s name on fundraising literature for a candidate; and

•

sponsoring a meeting or conference which features an official as an attendee or guest speaker and which involves fundraising for the official (and, in this case, expenses incurred by the Access Person  for hosting the event (such as the cost of the facility or refreshments, or reimbursement of any of the official’s expenses for the event) would be a contribution by the Investment Adviser, thereby triggering the two-year “time-out” provisions of the Rule).

4.

A prohibition on paying any non-regulated  third party for soliciting advisory business from U.S. based government clients on our behalf.

Failure of each Access Person to adhere to the requirements of the Rule could result in Acadian being prohibited from receiving compensation from a government entity for a period of two-years from the date of the contribution.

Anti-Bribery and Corruption Policy and risks related to employee acts including political contributions and gifts/entertainment

The U.S. Foreign Corrupt Practices Act (the “FCPA”) prohibits corrupt payments to foreign officials for the purpose of obtaining or keeping business.  The person making or authorizing the payment must have a corrupt intent, and the payment must be intended to induce the recipient to misuse his official position to direct business wrongfully to the payer or to any other person. You should note that the FCPA does not require that a corrupt act succeed in its purpose. The offer or promise of a corrupt payment can constitute a violation of the statute. The FCPA prohibits any corrupt payment intended to influence any act or decision of a foreign official in his or her official capacity, to induce the official to do or omit to do any act in violation of his or her lawful duty, to obtain any improper advantage, or to induce a foreign official to use his or her influence improperly to affect or influence any act or decision.   The FCPA prohibits paying, offering, promising to pay (or authorizing to pay or offer) money or anything of value.  The prohibition extends only to corrupt payments to a foreign official, a foreign political party or party official, or any candidate for foreign political office. A "foreign official" means any officer or employee of a foreign government, a public international organization, or any department or agency thereof, or any person acting in an official capacity.

Obligations imposed on Acadian employees go further than compliance with the FCPA. Bribery and corrupt business practices create unfair markets, erode public trust and stifle long-term economic development and are contrary to Acadian’s values.  Bribery or corruption in any manner or for any purpose or benefit will not be tolerated and any such action by an employee or

Updated as of February 2015

the firm is strictly prohibited.  Acadian employees must be committed to ethical and legal business conduct and must:

•

Act legally and with integrity at all times to safeguard its staff members, resources, tangible and intangible assets, and our reputation;

•

Create and maintain a trust-based and inclusive internal culture in which bribery and corruption are not tolerated;

•

Conduct all business relationships in an ethical and lawful manner; and

•

Cooperate fully with law enforcement and regulators locally within the bounds of local legislation.

Employees who deliberately breach the policy must be subject to disciplinary action, potentially leading to dismissal.

All Acadian employees are expected to act legally, ethically, and with integrity at all times to safeguard our employees, resources, assets and reputation.  All employees must closely adhere to the gift and entertainment and the political contributions policies and procedures  described herein.    Any suspicions of bribery or corruption should be reported in accordance with the Whistleblowing policy set out in this Code.  Acadian and all Acadian employees are expected to cooperate fully with any law enforcement or regulatory inquiry into any bribery or corruption allegation.

G.

Charitable Contributions

Although Acadian encourages our Access Persons to be charitable, no donations should be made or should appear to have been made for the purpose of obtaining or retaining client business.  No donations should be made in the name of any client if such a donation would result in a violation of the client’s ethical requirements.  This is typically the case with state and municipal clients.

Any request from a client or prospect for a charitable donation should be brought to the attention of a Compliance Officer.  Any charitable donation made in response to a client or prospect request should be nominal as not to appear to have been made to obtain or retain the business and should be done in accordance with Acadian’s charitable giving policies.

H.

Confidentiality.  Access Persons have the highest fiduciary obligation to protect and keep confidential at all times sensitive non-public information related to our clients, prospects, Access Persons, and the firm.  Please also refer to your obligations to protect information from disclosure  under Insider Trading and Regulation FD sections of this Code. This information may include, but is not limited to, the following:

a.

any prospect or client’s identity (unless the client consents), any information regarding a client’s financial circumstances, business practices, or advice furnished to a client by Acadian;

b.

information on specific client accounts, including recent or impending securities transactions by clients and activities of the portfolio managers for client accounts;

c.

specific information on Acadian’s investments for clients (including former clients) and prospective clients and account transactions and holdings;

d.

information on other Access Persons, including their social security numbers, financial account information and account numbers, compensation, benefits, position level and performance rating; and

Updated as of February 2015

e.

information on Acadian’s assets under management, business activities, including new services, products, research, technologies, investment process, and business initiatives, unless disclosure has been authorized by Acadian.

Access Persons should not access information on any client, prospect, or employee that is not required to perform their specific job functions.  Access Persons should not discuss or release any non-public information that they may be authorized to access and view to any internal party or external party unless that party has a compelling business need to receive the information.

Access Persons should be sensitive to the problem of inadvertent or accidental disclosure, through careless conversation in a public place or the failure to safeguard papers and documents.  Documents and papers should be kept in appropriately marked file folders and locked in file cabinets when appropriate.  Any confidential information that must be transmitted over email or via the internet should also be protected.

I.

Service on a Board of Directors

Prior to accepting a position as an officer, director, trustee, partner, or Controlling person in any other company or business venture not related to Acadian, or as a member of an investment organization (e.g., an investment club), Access Persons must disclose the position to the Compliance Group.

While the disclosure of Board membership or service on a charitable/non-profit organization is generally not required, disclosure and pre-approval would be required if your service involved participation on the finance, treasury, or investment committees or their functional roles or equivalents.  Acadian may place specific restrictions on such service.

Each Board  position should also be disclosed to the Compliance Group at least annually.    Notice of such positions may be given to a compliance officer of any Fund advised or sub-advised by the Company.

As a firm policy, Acadian will restrict from our potential investment universe, and will not invest in or recommend client investment in, any publicly traded company for which an Acadian employee serves as a Board member.

J.

Partnerships

Any non-Acadian related non-investment partnership or similar arrangement, either participated in or formulated by an Access Person, should be disclosed to the Compliance Group prior to formation, or if already in existence at the time of employment, as part of New Hire reporting.   Any such partnership interest should also be disclosed to the Compliance Group at least annually.  Investment partnerships such as participating as a passive “partner” in a hedge fund would require pre-clearance and reporting on holdings reports.

K.

Other Outside Activities

Access Persons may not engage in outside business interests or employment that could in any way materially conflict with the proper performance of their duties as Access Persons of Acadian.  All Access Persons should inform their Department Supervisor and Human Resources prior to accepting any employment outside of Acadian if it had the potential of impacting or conflicting with their responsibilities to Acadian.  Supervisors will involve the Compliance Group as needed.

L.

Marketing and Promotional Activities

Acadian has instituted policies and procedures relating to our creation and distribution of marketing, performance, advertising, and promotional materials to ensure compliance with

Updated as of February 2015

relevant securities laws and GIPs. All oral and written statements made by Access Persons to the public, regardless of format or audience,   must be professional, accurate, balanced and not misleading in any way.

M.

Affiliated Broker-Dealers

Acadian has affiliated broker-dealers through the common ownership of our parent company and as a result of certain employees holding securities licenses.  Acadian will not utilize the services of any of these firms to trade for the accounts of any firm client.  Acadian will also abide by any restrictions imposed by a client regarding the use of any specific broker-dealer including those that may be an affiliate of a client.

Part 4. Compliance Procedures

Access Persons are expected to respond truthfully and accurately to all requests for information.  With general exceptions as outlined below, any reports, statements or confirmations described herein,  submitted through the SCT system,  or created under this Code will be treated as confidential to the extent possible.

Access Persons should be aware that copies of such reports, statements or confirmations, or summaries of each, may be provided to their supervisors, to senior management, to Old Mutual’s compliance, internal audit, legal or risk management teams, to compliance personnel and the Board of Directors of any registered investment company client, to outside counsel, and/or to regulatory authorities upon appropriate request.  To the extent possible, efforts will be made to preserve the confidentiality of any personal information contained on any such report prior to providing is to the requesting party.

A.

Reporting of Access Person Investment Accounts

All Access Persons are required to notify the Compliance Group in writing of any investment account in which he or she has direct or indirect beneficial interest in which a security can be purchased.

B.

Duplicate Statements

Acadian’s Compliance Group, in its discretion, will determine if the receipt of duplicate investment account statements for any Access Person’s investment account will further enhance the Compliance Group’s ability to oversee and enforce the Code.

The purpose of receiving “duplicates” is to independently confirm Code compliance, especially as it relates to compliance with pre-clearance of trades, the blackout period, and reporting.

Duplicate investment account statements will typically be requested directly from the broker or adviser for any Access Person investment accounts where the Access Person exercises investment discretion over the account and has the ability to trade in covered securities including individual stocks,  Acadian or affiliated managed funds, or other types of covered securities that may conflict with the type of investments Acadian makes for our clients.

Despite making such a request of a broker or adviser, we cannot guarantee a response.   In such instances, the Compliance Group will make a determination if an alternative source of receiving statements should be pursued, including requesting statements directly from the Access Person.

Updated as of February 2015

Duplicate investment account statements are typically not requested or received for the following types of accounts:

•

accounts in which individual stocks, bonds, Depositary Receipts, ETFs, and Acadian advised or sub-advised mutual funds cannot be purchased or sold;

•

accounts where the Access Person has no direct or indirect influence or control over transactions in the account; and

•

Acadian’s 401K and deferred compensation plan accounts.

C.

Personal Securities Transaction Pre-clearance

All Access Persons must strictly comply with Acadian’s policies and procedures regarding personal securities transactions in covered securities including  requesting pre-clearance before trading in a covered security.

Pre-clearance approval is typically only effective on the day granted.

Pre-clearance requests, once granted, are only effective until the close of the market on which the “cleared” security trades.  If the trade is not executed before market close on the day the pre-clearance was requested and granted, then the request would need to be re-submitted the following day.  For example, pre-clearance requests granted on Monday in the U.S. for a security trading in the U.S. are effective until the close of U.S. markets that Monday.

One exception relates to the pre-clearance of a security trading on a foreign exchange. A request to trade a security trading on a foreign exchange made after close of the exchange but prior to the reopen of the exchange for the next trading day would be approved until the close of that foreign exchange on the next trading day.

 No one, including the Chief Compliance Officer, is authorized to approve his or her own trades.

D.

Pre-Approval of Political Contributions

Each Acadian employee or consultant who is an Access Person must submit a pre-approval request to a member of the Compliance Group and receive  compliance approval prior to making any political contribution to any “official” of a “government entity” regardless of contribution amount.  Please refer to the Political Contributions section of the Code s for the definition of official,  government entity, and additional details.

E.

Quarterly Reporting of Transactions

Within one month of each quarter end (i.e. end of April, July, October, and January)  all Access Persons must submit a   quarterly  report to the Compliance Group to report either no reportable trading activity or all transactions involving covered securities in which they have direct or indirect Beneficial Ownership and the account in which the security was purchased or sold.

F.

Quarterly Reporting of Gifts and Entertainment

Each Access Person must submit a report  within  one month of each quarter end (by April 30, July 30, October 31 and January 31)  to report any gifts or  entertainment received from any person or organization doing or seeking to do business with Acadian.  Supervisor approval is required on any form where there is something to report.  A report is required even if there is nothing to report but supervisor approval on such report is not required. .

Updated as of February 2015

G.

Quarterly Reporting of Private Investments

Within one month of each quarter end (by April 30, July 30, October 31, and January 31) all Access Persons must submit a report to certify that they either have no private investments to report or attest to all pre-existing private investments including any that were acquired within the previous quarter.

H.

Quarterly Reporting of Political Contributions

Each Access Person must submit a report within  one month of each quarter end (by April 30, July 30, October 31 and January 31)  to report any political contributions made to any official of a government entity as defined in the Code.  A signed report is required even if there is nothing to report.

I.

Annual Reporting

By January 31 of each year, each Access Person must complete and submit a listing as of December 31 of the prior year of:

(1)

each  investment account in which they have a direct or indirect interest in which a security can be purchased;

(2)

their investment holdings in covered securities (including a separate report for “private investments”) including security name, share amount, price per share and principal amount;

(3)

a listing of all non-Acadian and non-investment related directorships or partnerships in which they are involved; and

(4)

a list of all political contributions made including candidate name, elected office, amount, and date.

(5)

Any other reports requested by the Compliance Group specific to the Access Person.

Your year-end investment holdings report must contain all holdings in covered securities in any covered accounts including those positions held in Acadian’s 401K plan, and deferred compensation plan.

On an annual basis, each Access Person will also be required to provide certification of their receipt of the Code of Ethics and an acknowledgement of their obligation to comply with its requirements.

J.

New Hire Reporting

New Access Persons are required to file the following attestations  within ten (10) business days of their hire date:

a.

Initial Affirmation acknowledging receipt of and compliance with the Code.

b.

Initial Report of Reportable Investment Accounts.

c.

Initial Report of Securities Holdings.

d.

Access Person Partnership Involvement Relationship Report.

e.

Access Person Report of Director/Relationship Involvement.

f.

Access Person Report of Political Contributions for prior two years from hire date.

Updated as of February 2015

K.

Review and Enforcement of Personal Transaction Compliance and General Code Compliance

The Compliance Group will periodically review personal securities transactions reports and other reports submitted by Access Persons.  The review may include, but not limited to, the following:

a.

An assessment of whether the Access Person followed the Code and any required internal procedures, such as pre-clearance, including the comparison of  “Pre-clearance” submissions to any account statements that may have been received from brokers, advisers or other sources;

b.

Comparison of personal trading to any blackout period;

c.

An assessment of whether the Access Person and Acadian are trading in the same securities and,  if so, whether clients are receiving terms as favorable as the Access Person;

d.

Periodically analyzing the Access Person’s trading for patterns that may indicate potential compliance issues including front running, excessive or short term trading or market timing; and

e.

Any pattern of trading or activity raising the appearance that the Access Person may be taking advantage of their position at Acadian.

Before any determination is made that a code violation has been committed by an Access Person, the Access Person will have the opportunity to supply additional explanatory material.  If the Chief Compliance Officer initially determines that a material violation has occurred, he will prepare a written summary of the occurrence, together with all supporting information/documentation including any explanatory material provided by the Access Person, and present the situation to Acadian’s Executive Committee, and, if necessary, to the entire Board of Managers.  Depending on the incident, Old Mutual’s Legal and Compliance groups may become involved as well as outside counsel for evaluation and recommendation for resolution.

Acadian’s CCO reports all Code violations and their resolution, regardless of materiality, to Acadian’s Executive Committee at least quarterly.  Further, if the CCO deems it necessary, a Code violation may also be reported to the full Board of Managers and the Board of Directors of any U.S. registered investment company for which Acadian acts as adviser or sub-adviser.

L.

Certification of Compliance

1.

Initial Certification.  Compliance with the Code is a condition of hire and ongoing employment at Acadian. Each Access Person is provided with a copy of the Code when hired and receives training on the Code from a Compliance Officer.  Acadian requires all Access Persons to certify  that they have: (a) received a copy of the Code; (b) read and understand all provisions of the Code; and (c) agreed to comply with the terms of the Code.

2.

Acknowledgement of Amendments.  Acadian will provide Access Persons with any material amendments to our Code and Access Persons will submit an  acknowledgement that they have received, read, and understood the amendments to the Code. Acadian and members of our compliance staff will make every attempt to bring important changes to the attention of Access Persons.

3.

Annual Certification.  All Access Persons and supervised persons are required annually to certify that they have received, read, understood, and complied with the Code.

Updated as of February 2015

Part 5. Access Person Disclosures and Reporting Obligations

Acadian has certain disclosure obligations to our clients and regulators.  Each Access Person has an immediate and ongoing obligation to notify a Compliance Officer if any of the responses to the questions listed below are “yes” or become “yes” at anytime.

(1)  In the past ten years, have you:

(a) been convicted of or plead guilty to nolo contendere (“no contest”) in a domestic, foreign, or military court to any felony?

(b) been charged with any felony?

(2)  In the past ten years, have you:

(a)

been convicted of or plead guilty or nolo contendere (“no contest”) in a domestic, foreign or military court to a misdemeanor involving: investments or an investment related business, or any fraud, false statements, or omissions, wrongful taking of property, bribery, perjury, forgery, counterfeiting, extortion, or a conspiracy to commit any of these offenses?

(b)

been charged with a misdemeanor listed in 2(a)?

3.  Has the SEC or the Commodity Futures trading Association (CFTC) ever:

(a)

found you to have made a false statement or omission?

(b)

found you to have been involved in a violation of SEC or CFTC regulations or statutes?

(c)

found you to have been a cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

(d)

entered an order against you in connection with investment related activity?

(e)

imposed a civil money penalty on you or ordered you to cease and desist from any activity?

4.  Has any other federal regulatory agency, any state regulatory agency, or any foreign financial regulatory authority:

(a)

ever found you to have made a false statement or omission, or been dishonest, unfair, or unethical?

(b)

ever found you to have been involved in a violation of investment related regulations or statutes?

(c)

ever found you to have been a cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

(d)

in the past ten years, entered an order against you in connection with an investment related activity?

(e)

ever denied, suspended, revoked or otherwise prevented you from associating with an investment related business?

5.  Has any self-regulatory organization or commodities exchange ever:

(a)

found you to have made a false statement or omission?

Updated as of February 2015

(b)

found you to have been involved in a violation of its rules?

(c)

found you to have been the cause of an investment related business having its authorization to do business denied, suspended, revoked, or restricted?

(d)

disciplined you by barring or suspending you from association with other advisers or otherwise restricting your activities?

6.  Has the authorization to act as an attorney, accountant, or federal contractor granted to you ever been revoked or suspended?

7.  Are you the subject of any regulatory proceeding?

8.  Has any domestic or foreign court:

(a)

in the past ten years, enjoined you in connection with any investment related activity?

(b)

ever found that you were involved in a violation of investment related statutes or regulations?

(c)

ever dismissed, pursuant to a settlement agreement, an investment related civil action brought against you by a state or foreign financial regulatory authority?

9.  Are you now the subject of any civil proceeding that could result in a “yes” answer to item 8 above?

C.

Responsibility to Know the Rules

Access Persons are responsible for their actions under the law and are therefore required to be sufficiently familiar with applicable federal and state securities laws and regulations to avoid violating them.  Claimed ignorance of any rule or regulation or of any requirement under this Code or any other Acadian policy or procedure is not a defense for employee misconduct.

Part 6. Record Keeping

Acadian will maintain the following records pertaining to the Code in a readily accessible place:

•

A copy of each Code that has been in effect at any time during the past five years;

•

A record of any violation of the Code and any action taken as a result of such violation for five years from the end of the fiscal year in which the violation occurred;

•

A record of all  acknowledgements of receipt of the Code and amendments for each person who is currently, or within the past five years was, an Access Person (these records must be kept for five years after the individual ceases to be an Access Person of Acadian);

•

Holdings and transactions reports made pursuant to the Code;

•

A list of the names of persons who are currently, or within the past five years were, Access Persons;

Updated as of February 2015

•

A record of any decision and supporting reasons for approving the acquisition of covered securities by Access Persons including  IPOs and limited offerings for at least five years after the end of the fiscal year in which approval was granted;

•

A record of persons responsible for reviewing Access Persons’ reports currently or during the last five years; and

•

A copy of reports provided to the Board of Directors of any U.S. registered management investment company for which Acadian acts as adviser or sub-adviser regarding the Code.

Part 7. Form ADV Disclosure

Acadian will include on Schedule F of Form ADV, Part 2A a description of Acadian’s Code and a description of conflicts identified with our investment process and operations.  We will deliver a copy of  Form ADV, Part 2A to each client annually and will provide a copy of our Code to any client or prospective client upon request.

Part 8. Administration and Enforcement of the Code

A.

Excessive or Inappropriate Trading

Acadian understands that it is appropriate for Access Persons to participate in the public securities markets as part of their overall personal investment programs.  As in other areas, however, this should be done in a way that limits potential conflicts with the interests of any client account.  Further, it is important to recognize that otherwise appropriate trading, if excessive (measured in terms of frequency, complexity of trading programs, numbers of trades, or other measures as deemed appropriate by the  Compliance Group), may compromise the best interests of any client  if such excessive trading is conducted during the workday or using Acadian  resources.  Accordingly, if personal trading rises to such dimension as to create an environment that is not consistent with the Code, such personal transactions may be brought to the attention of the Access Person’s supervisor and may not be approved or may be limited by the Compliance Group.

B.

Training and Education

New Hires

Employment at Acadian is contingent upon compliance with the Code.  Each new hire receives a copy of the Code and must complete an affirmation of receipt and understanding. A member of the Compliance Group will meet with each new hire within their first week of employment to review the Code and to respond to any questions.

Annual

Mandatory annual Code training is required for all Access Persons.  This training will be developed and led by members of the  Compliance Group and will reinforce key sections of the Code as well as any other hot button areas as determined by business changes or regulatory focus.

Updated as of February 2015

C.

Executive Committee and Compliance and Risk Committee Approval

The Code will be submitted to Acadian’s Executive Committee, as representatives of the Board of Managers, annually for approval. Any material amendments will also be sent to the Executive Committee for approval.   Such approvals will also be obtained from the Compliance and Risk Committee.

D.

Report to the Board(s) of Investment Company Clients

At the frequency requested and in compliance with Rule 17j-1 of the Investment Company Act of 1940, Acadian will comply with any reporting requirements imposed by the Board of Directors of each of our U.S. registered investment company clients as well as any other reporting related to our Code requested by any client.  A copy of our Code is provided to clients and prospects upon request.  Reports typically provided to Fund Board’s include a description of any issues arising under the Code since the last report, information about material violations of the Code, sanctions imposed in response to such violations, and any material changes made to the Code.  Acadian will also provide reports when requested certifying that we have adopted procedures reasonably necessary to prevent Access Persons from violating the code.

E.

Report to Senior Management

The Chief Compliance Officer will provide a report on a quarterly basis to Acadian’s Executive Committee noting any violations of the Code.  Any material violations will be escalated promptly.

F.

Reporting Violations and Whistleblowing Protections

Acadian is committed to fostering an environment of ethical and fair business conduct that requires all employees to act honestly and with integrity at all times.  Employees are required to report to the Chief Compliance Officer or a senior manager all potential instances of serious malpractice, material violations of company policies, and material violations of the Code.  Employees are required to cooperate fully with any and all investigations into such matters.   Failure to adhere to these policies will be considered a violation of the Code and will subject the employee to disciplinary action including the potential for termination of employment.

 Good faith reports of such potentially serious or material violations may be made without fear of retribution either directly to the Chief Compliance Officer or on a confidential basis via either a written statement in a sealed envelope or in any other way the Access Person feels is necessary to preserve his or her confidentiality.  A report can also be made to the Old Mutual Fraud Hotline listed in the Fraud section below.  These reports will be treated as confidential and the source of the report protected to the extent permitted by law provided that the “whistleblower” (1) genuinely believes that the knowledge or suspicions disclosed are true and relate to serious malpractice; and (2) that the communication is clear from the outset that a confidential “whistleblowing” disclosure is being made. All such reports will be investigated promptly and thoroughly and all legal requirements will be complied with.

G.

Fraud Policy

All Acadian employees are expected to act legally, ethically, and with integrity at all times to safeguard our employees, resources, assets and reputation.  The commission of a fraud of any kind is prohibited.  Failure by any Acadian employee to comply with this policy could result in disciplinary action being taken against that individual.

For the purpose of the Code, fraud is defined as: “Any deliberate action or inaction involving dishonesty or deception, which may result in the diminution of client account or shareholder

Updated as of February 2015

value, either through financial loss or reputational damage, whether or not there is personal benefit to the fraudster.”

What Constitutes Fraud?

The legal definition of fraud may vary depending on the legal statutes of the various jurisdictions in which Acadian operates. In some jurisdictions, no precise legal definition of fraud exists, although many of the offenses referred to as fraud may be prohibited by local statute or be deemed criminal offenses by local statute. The term is generally used to describe acts such as: deception, bribery, forgery, extortion, corruption, theft, conspiracy, embezzlement, misappropriation, false representation, concealment of material facts and collusion.  Some examples of fraud include, among others:

•

Dishonest or fraudulent activities, such as embezzlement, deceit, collusion or conspiracy

•

Bribery, corruption or abuse of office

•

Theft

•

Abuse or misuse of company property

•

Deliberate misapplication or misappropriation of company funds or assets

•

Deliberate or suspicious unacceptable loss of assets in the care of any member of OMAM

•

Forgery or alteration of documents

•

Making use of or knowingly possessing forged or falsified documents

•

Providing false or misleading information

•

Deliberate theft, sale or misuse of sensitive documentation or information

•

Deliberate false creation of records within or unauthorized amendments to databases, administration systems and accounting records

•

Targeted attempts to use technology/electronic communications to hack or breach security controls

•

Intentional destruction (excepted as allowed per our Record Management Policy) or suspicious disappearance of records

•

Concealment of material facts

•

Deliberate intentional misapplication of accounting principles

•

Any improper act, which may damage the reputation of OMAM or any of its members

•

Any similar or related activity or irregularity

Fraud can be perpetrated internally by employees or contractors, externally by clients, intermediaries or other third parties.

Any individual who is unclear as to what may constitute an act of fraud should seek further guidance from his/her direct manager or from the Chief Compliance Officer as appropriate.

What should I do if I suspect fraud has been committed?

All staff is encouraged to immediately report any fraud that is suspected or discovered. Any such activity should be reported initially to their immediate manager and/or the Chief Compliance Officer, except where either of those individuals is suspected of involvement.

Immediate managers are responsible for reporting all instances of suspected or discovered fraud to the Chief Compliance Officer who is responsible for escalating as required under relevant firm policy.

The reporting of suspected or known fraud may be made and will be investigated in accordance with the Whistleblowing policies described within the Code and, if made in good faith, will be protected from retaliation.   Acadian respects the right of an individual to retain anonymity when reporting fraud using the contact information provided below:

Updated as of February 2015

Molly Mugler, SVP,General Counsel

617.369.7321 mmugler@oldmutualus.com

Old Mutual Fraud Hotline 800 249 8145 (in US)

0800 0285 010 (in UK)

Webform URL:

www.reportlineweb.com/oldmutualholdings

International Webform:

https://iwf.tnwgrc.com/oldmutualholdings

H.

Regulation FD

As an affiliate of OM Asset Management plc (“OMAM”),a publicly traded company,  Acadian is   committed to fair disclosure of information related to Acadian or OMAM that could influence the value of  OMAM’s securities and will not act to advantage any particular analyst or investor, consistent with the United States Securities and Exchange Commission’s (the “SEC’s”) Fair Disclosure Regulation (“Regulation FD”).

OMAM will continue to provide current and potential investors with information reasonably required to make an informed decision on whether to invest in OMAM’s securities, as required by law or as determined appropriate by OMAM management.

Acadian prohibits employees from making any disclosure of material nonpublic information about Acadian or OMAM to anyone outside Acadian (other than for business purposes to persons who first are obliged to maintain confidentiality with respect to such information) unless OMAM discloses it to the public at the same time in a manner consistent with Regulation FD. Examples of activities subject to this policy include:

•

Quarterly earnings releases and related conference calls;

•

Providing guidance as to OMAM’s financial performance or results;

•

Contact with financial analysts covering OMAM;

•

Reviewing analyst reports and similar materials;

•

Referring to or distributing analyst reports regarding OMAM;

•

Analyst and investor visits;

•

Speeches, interviews, seminars and conferences;

•

Responding to market rumors;

•

Responding to media inquiries regarding financial or other material events; and

•

Postings on Acadian’s or OMAM’s website.

Definitions of “Material” and “Nonpublic”

Information is “material” if there is a substantial likelihood that a reasonable investor would consider it important in making an investment decision or it could reasonably be expected to have a substantial effect on the price of OMAM’s securities. While it is not practical to compile an exhaustive list, information concerning any of the following items specific to Acadian or OMAM should be reviewed carefully to determine whether such information is, or is not, material:

•

Earnings, including whether OMAM will or will not meet expectations;

•

Changes in Acadian assets under management;

•

Material change in the number of clients;

•

Mergers, acquisitions, tender offers, joint ventures, or changes in assets under management;

•

Acquisition or loss of an important client or contract;

Updated as of February 2015

•

Changes in senior management;

•

Changes in compensation policy;

•

A change in auditors or auditor notification that Acadian or OMAM may no longer rely on an audit report;

•

A change in an auditor’s opinion with respect to Acadian’s or OMAM’s financial statements;

•

The issuance by the auditors of a going concern qualification;

•

Financings and other events regarding OMAM’s securities (e.g., defaults on debt securities, calls of securities for redemption, repurchase plans, stock splits, public or private sales of additional securities);

•

Transactions with directors, officers or principal security holders;

•

Regulatory approvals or changes in regulations and any analysis of how they affect OMAM; and

•

Significant litigation.

“Nonpublic” information is information that has not been previously disclosed to the general public by means of a press release, SEC filing or other media for broad public access. Disclosure to even a large group of analysts or stockholders does not constitute disclosure to the public.

H.

Sanctions

Any violation of the Code may result in disciplinary action including, but not limited to, a warning, fines, disgorgement, suspension, demotion, or termination of employment. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

I.

Further Information about the Code and Supplements

Access Persons are encouraged to contact any member of the Compliance Group with any questions about permissible conduct under the Code.

Old Mutual’s Anti-bribery and Corruption Risk Policy, Fraud Policy, Whistleblowing Arrangements and Sanctions Compliance policy are adopted as supplements to the Code.

Persons Responsible for Code Enforcement

Chief Compliance Officer:

Scott Dias

Senior Compliance Officer:

Cynthia Kelly

Compliance Officer:

Alison Peabody

Compliance Officer:

Kristin Will

Compliance Officer:

Michael Kelsey

Training and Certification

Training on Code requirements will be provided by members of the Compliance Group.  Additional training on firm policies may  also be provided by members of the Human Resources Group.

Updated as of February 2015

Acadian’s Compliance and Risk Committee, Executive Committee, and our Board of Managers are also responsible for Code implementation and enforcement.

All Access Persons will be subject to annual Code of Ethics training.  A copy the Code and any amendments will be provided to all Access Persons and supervised persons annually along with a request for a written acknowledgment of receipt and compliance.

Questions and Answers

 Do not hesitate to contact any member of the Compliance Group with questions by either emailing Compliance-reporting@acadian-asset.com or contacting one of the individuals below.

ckelly@acadian-asset.com or x6837

apeabody@acadian-asset.com or x6875

kwill@acadian-asset.com or x6849

mkelsey@acadian-asset.com or x3531

sdias@acadian-asset.com or x3519

Updated as of February 2015

Appendices

A. CFA Institute Asset Manager Code of Professional Conduct

B. Schwab Compliance Technologies Training Guide

Footnotes

1 Acadian’s Frontier Markets strategy, Fixed Income  strategies,  and certain “concentrated” and long-short equity portfolios may follow a different methodology for stock or bond selection and trading ~~.~~

2 An immediate family member is defined to include any relative by blood or marriage living in an Access Person’s household who is subject to the Access Person’s financial support or any other individual living in the household subject to the Access Person’s financial support (spouse, minor children, a domestic partner etc.).

3 A transaction in fund advised or sub-advised by Acadian is subject to pre-clearance requirements unless the transaction is occurring in Acadian’s 401K or deferred compensation plans.  All holdings in such funds,  including those owned in your 401K and deferred compensation accounts, must be reported on your year-end holdings report.

4 Old Mutual, Acadian’s parent company, provides Acadian with a quarterly update of all affiliated funds.  Upon receipt by Acadian, the Compliance Group posts the list to the Compliance section of the intranet.  These funds do not require pre-clearance prior to purchase but holdings must be reported on your  year-end holdings report.  Please consult this list when preparing the report.

5 Whether an Access Person’s trade had a material negative impact on a client trade and any appropriate responsive actions will be reviewed and determined by the Compliance Group on a case-by-case basis taking into account all facts and circumstances.

34

Updated as of February 2015